NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND NEITHER THIS WARRANT NOR SUCH SHARES MAY BE SOLD, ENCUMBERED OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH THIS WARRANT AGREEMENT AND PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENT, AND, IF AN EXEMPTION SHALL BE APPLICABLE, THE HOLDER SHALL HAVE DELIVERED AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.


Void after 5:00 p.m. Eastern Standard Time, on November 15, 2000


                       WARRANT TO PURCHASE COMMON STOCK

                                      OF

                              BERNARD CHAUS, INC.



                WARRANT dated and effective as of November 15, 1995, by and between BERNARD CHAUS, INC. (the "Company"), a New York corporation with offices at 1410 Broadway, New York, New York 10018 and JOSEPHINE CHAUS (the "Warrantholder"), an individual residing at 128 East 73rd Street, New York, New York 10021.

                FOR VALUE RECEIVED, the Company hereby certifies that the Warrantholder is entitled to purchase from the Company, at any time or from time to time commencing November 15, 1995, and prior to 5:00 P.M., Eastern Standard Time, on November 15, 2000, 815,000 fully paid and nonassessable shares of Common Stock, par value $0.01 per share, of the Company, at $4.05 per share for an aggregate purchase price of $3,300,750. Hereinafter, (i) said Common Stock, together with any other equity securities which may be issued by the Company with respect thereto or in substitution therefor, is referred to as the "Common Stock," (ii) the shares of the Common Stock purchasable hereunder are referred to as the "Warrant Shares," (iii) the aggregate purchase price payable hereunder for the Warrant Shares is referred to as the "Aggregate Warrant Price," (iv) the price payable hereunder for each of the Warrant Shares is referred to as the "Per Share Warrant Price," and (v) this Warrant, and all warrants hereafter issued in exchange or substitution for this Warrant are referred to as the "Warrant." The number of Warrant Shares for which this Warrant is exercisable is subject to adjustment as hereinafter provided.

                1. This Warrant may be exercised, in whole at any time or in part from time to time, commencing November 15, 1995, and prior to 5:00 P.M., Eastern Standard Time, on November 15, 2000, by the Warrantholder by the surrender of this Warrant (with the subscription form at the end hereof duly executed) at the address of the Company set forth on the first page hereof, evidencing proper payment of the Aggregate Warrant Price, or the proportionate part thereof if this Warrant is exercised in part.

                2. The issuance of this Warrant was approved by, and the Per Share Warrant Price of $4.05 was determined by, the Special Committee of the Company's Board of Directors on May 18, 1995 (the "Committee Approval Date"), subject to approval of the Company's shareholders. The Company's shareholders approved the issuance of this Warrant on November 15, 1995. The Per Share Warrant Price represents a 20% premium over the closing price of the Common Stock on the New York Stock Exchange on the date immediately preceding the Committee Approval Date.

                3. In no event shall this Warrant be converted, and this Warrant shall no longer be exercisable, at any time after five years from the date hereof. Any conversion of this Warrant may be either in whole at any time or in part at any time or from time to time.

                4. Neither the Warrantholder nor the Warrantholder's legal representatives, legatees, distributees, or, successors or assigns shall be or be deemed to be the holder of any shares of the Common Stock covered by this Warrant unless and until certificates for such shares have been issued. Upon payment of the purchase price thereof, shares issued upon conversion of this Warrant shall be validly issued, fully paid and nonassessable.

                5. In order to exercise this Warrant, the Warrantholder shall give a signed written notice of intent to exercise this Warrant to the Treasurer of the Company specifying the number of shares of the Common Stock with respect to which this Warrant is being exercised, and accompanied by payment to the Company of the full amount of the Aggregate Warrant Price for the number of shares of Common Stock so specified. If permitted under applicable securities laws, all or any portion of such payment may be made through a "cashless exercise" arrangement with a broker designated by the Warrantholder by delivery of shares of Common Stock having a fair market value (as hereinafter determined) on the date of delivery equal to the portion of the Aggregate Warrant Price so paid; provided, that in connection therewith, the Warrantholder shall, as applicable, certify to the Company that such delivery will not result in "short-swing" profit to the Warrantholder under Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder ("Section 16").




                        For the purposes hereof, the fair market value of a share of the Common Stock on any date shall be equal to the closing sale price of a share of the Common Stock as published by the national securities exchange on which the shares of the Common Stock are primarily traded on such date or, if there is no such sale of the Common Stock on such date, the average of the bid and asked price on such exchange at the close of trading on such date or, if the shares of the Common Stock are not listed on a national securities exchange on such date, the average of the bid and asked prices in the over the counter market on such date or, if the Common Stock is not traded on a national securities exchange or the over-the-counter market, the fair market value of a share of the Common Stock on such date as shall be determined in good faith by the Company.

                6.      (a)     In the event of the death of the Warrantholder,
an additional condition of exercising the Warrant shall be the delivery to the Company of such tax waivers and other documents as the Company shall reasonably determine. The executors, administrators, legal representatives, distributees and legatees of the Warrantholder are, after the death of the Warrantholder, referred to as the Warrantholder with respect to this Warrant.

                        (b) The Warrantholder shall, as an additional condition of converting this Warrant, make appropriate arrangements with the Company for the payment of all federal, state or local withholding taxes applicable as a result of the exercise of this Warrant. If permitted under applicable securities laws, all or any portion of such payment may be made through a "cashless exercise" arrangement with a broker designated by the Warrantholder by delivery of shares of Common Stock having a fair market value (as determined pursuant to paragraph 5 hereof) on the date of delivery equal to the portion of such taxes so paid; provided, that, as applicable, in connection therewith the Warrantholder shall certify to the Company that such delivery will not result in "short-swing" profit to the Warrantholder under Section 16.

                        The Company covenants and agrees that it will pay, when due and payable, any and all Federal and state stamp, original issue or similar taxes that may be payable in respect of the issue of any Warrant Shares or certificates therefor.

                7. The Company agrees that, prior to the expiration of this Warrant, the Company will at all times have authorized and in reserve, and will keep available, solely for issuance or delivery upon the exercise of this Warrant, the shares of the Common Stock as from time to time shall be receivable upon the exercise of this Warrant.

                8.      (a)     Neither this Warrant nor the Warrant Shares
issuable upon the exercise hereof have been registered under the Securities Act of 1933, as amended (the "Act"), or under any state securities laws and unless so registered may not be transferred, sold, pledged, hypothecated or otherwise disposed of (any of the foregoing, a "transfer") unless an exemption from such registration is available. In the event the Warrantholder desires to transfer this Warrant or any of the Warrant Shares issued, the Warrantholder must give the Company prior written notice of such proposed transfer including the name and address of the proposed transferee. Such transfer may be made only (i) upon publication by the Securities and Exchange Commission (the "Commission") of a ruling, interpretation, opinion or "no action letter" based upon facts presented to said Commission, or (ii) upon receipt by the Company of an opinion of counsel to the Company to the effect that (A) the proposed transfer will not violate the provisions of the Act or the rules and regulations promulgated thereunder or (B) the Warrant or Warrant Shares to be transferred have been registered under the Act and there is in effect a current prospectus meeting the requirements of subsection 10(a) of the Act, which is being or will be delivered to the transferee at or prior to the time of delivery of the certificates evidencing the Warrant or Warrant Shares to be transferred. Upon request of the Warrantholder, the Company will use its reasonable efforts to register the Warrants under the Act, at the Company's expense. Any transferee of this Warrant or the Warrant Shares issuable upon the exercise hereof is referred to as the Warrantholder with respect to this Warrant.

                (b) Prior to any such proposed transfer, and as a condition thereto, if such transfer is not made pursuant to an effective registration statement under the Act, the Warrantholder will, if requested by the Company, deliver to the Company (i) an investment covenant signed by the proposed transferee, (ii) an agreement by such transferee to the restrictive investment legend set forth herein on the certificate or certificates representing the shares acquired by such transferee, (iii) an agreement by such transferee that the Company may place a "stop transfer order" with its transfer agent or registrar, and (iv) an agreement by the transferee to indemnify the Company to the same extent as set forth in subparagraph (c) below.

                (c) The Warrantholder acknowledges that the Warrantholder understands the meaning and legal consequences of this paragraph 8, and the Warrantholder hereby agrees to indemnify and hold harmless the Company, its representatives and each officer and director thereof from and against any and all loss, damage or liability (including all attorneys' fees and costs incurred in enforcing this indemnity provision) due to or arising out of (i) the inaccuracy of any representation or the breach of any warranty of the Warrantholder contained in, or any other breach by the Warrantholder of, this Warrant, (ii) any transfer of the Warrant or any of the Warrant Shares in violation of the Act, the Exchange Act, or the rules and regulations promulgated under either such act, or (iii) any untrue statement or omission to state any material fact in connection with the investment representations or with respect to the facts and representations supplied by the Warrantholder to counsel to the Company upon which its opinion as to a proposed transfer shall have been based.

                (d) Upon surrender of this Warrant to the Company or at the office of its transfer agent, with assignment documentation duly executed and funds sufficient to pay any transfer tax, and upon compliance with the foregoing provisions, the Company shall, without charge, execute and deliver a new Warrant in the name of the transferee named in such instrument of transfer, and this Warrant shall promptly be cancelled. Any transfer of this Warrant attempted contrary to the provisions of this Warrant, or any levy of execution, attachment or other process attempted upon the Warrant, shall be null and void and without effect.

                (e) Unless the Warrant Shares have been registered under the Act, upon exercise of any part of the Warrant and the issuance of any of the Warrant Shares, the Company shall instruct its transfer agent to enter stop transfer orders with respect to such Warrant Shares, and all certificates representing Warrant Shares shall bear on the face thereof substantially the following legend, insofar as is consistent with New York law:

        "The shares of common stock represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold, offered for sale, assigned, transferred or otherwise disposed of unless registered pursuant to the provisions of that Act or an opinion of counsel to the Company is obtained stating that such disposition is in compliance with an available exemption from such registration."

                9. In the event that a dividend shall be declared upon the Common Stock payable in shares of the Common Stock, the Warrant Shares shall be adjusted by adding to each such share the number of shares which would be distributable thereon if such shares had been outstanding on the date fixed for determining the shareholders entitled to receive such stock dividend. In the event that the outstanding shares of the Common Stock shall be changed into or exchanged for a different number or kind of shares of stock and/or other securities of the Company or of another corporation or cash or other property, whether through reorganization, recapitalization, extraordinary dividend, stock split-up, combination of shares, sale of assets, spin off or merger or consolidation in which the Company is the surviving corporation, then, there shall be substituted for each Warrant Share the number and kind of shares of stock and/or other securities, cash or other property into which each outstanding share of the Common Stock shall be so changed or for which each such share shall be exchanged. In the event that there shall be any change, other than as specified in this paragraph 9, in the number or kind of outstanding shares of the Common Stock, or of any stock or other securities into which the Common Stock shall have been changed, or for which it shall have been exchanged, then the Board of Directors of Company shall, in its reasonable discretion, equitably adjust this Warrant with respect to the number or kind of Warrant Shares and the Warrant Price, such adjustment to be made by the Company and notice thereof shall be delivered to the Warrantholder within 30 calendar days thereafter, accompanied by a certificate of the Chief Financial Officer of the Company setting forth such adjustment, the method of calculation of such adjustment and the facts upon which such adjustment was based, all in reasonable detail. In the case of any such substitution or adjustment as provided for in this paragraph 9, the Warrant Price for each Warrant Share shall be the Warrant Price for all shares of stock or other securities which shall have been substituted for such Warrant Share or to which such shares shall have been adjusted in accordance with the provisions in this paragraph 9. No adjustment or substitution provided for in this paragraph 9 shall require the Company to sell a fractional share hereunder. Notwithstanding the foregoing, the issuance by the Company of additional shares of Common Stock (or securities convertible into shares of Common Stock), for fair consideration (which need not be cash), as determined by the Board of Directors of the Company in good faith, shall not give rise to any equitable adjustment of this Warrant pursuant to this paragraph 9.

                10. The existence of this Warrant shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding whether of a similar character or otherwise.

                11. This Warrant shall be governed by and construed in accordance with the internal laws of the State of New York.

                12. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to the Company, if lost, stolen or destroyed, and upon surrender and cancellation of this Warrant if mutilated, the Company shall execute and deliver to the Warrantholder a new Warrant of like date, tenor and denomination.

                13. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or delivered against receipt to the party to whom it is to be given at the address of such party set forth in the preamble to this Warrant (or to such other address as the party shall have furnished in writing in accordance with the provisions of this paragraph 13). Notice to the estate of the Warrantholder shall be sufficient if addressed to the Warrantholder as provided in this paragraph 13. Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party's address which shall be deemed given at the time of receipt thereof.

                14. The provisions of this Warrant shall be binding upon and inure to the benefit of the Warrantholder and the Warrantholder's heirs, personal representatives, successors and assigns under this Warrant.




                15. This Warrant does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Warrant (except as expressly provided in this Warrant).

                IN WITNESS WHEREOF, BERNARD CHAUS, INC. has caused this Warrant to be signed by a duly authorized officer the day and year first above written.

ATTEST:                                         BERNARD CHAUS, INC.


 \s\ Karen A. Maloney                     By:      \s\ Wayne S. Miller
---------------------------                -----------------------------
Karen A. Maloney                          Name:  Wayne S. Miller
Vice President-Corporate Controller       Title: Executive Vice President-
                                                 Finance and Administration and
                                                 Chief Financial Officer
                                                 and Secretary





                                 SUBSCRIPTION

                The undersigned,                                      ,
pursuant to the provisions of the foregoing Warrant, hereby agrees to subscribe
for the purchase of                 shares of the Common Stock of BERNARD
CHAUS, INC. covered by said Warrant, and makes payment therefor in full at the price per share provided by said Warrant.

Dated ____________                              Signature _____________________
                                                Address   _____________________
                                                          _____________________



                                  ASSIGNMENT


                FOR VALUE RECEIVED _________________________ hereby sells, assigns and transfers unto _______________________________________ the foregoing Warrant and all rights evidenced thereby, and does irrevocably constitute and appoint _______________________, attorney, to transfer said Warrant on the books of BERNARD CHAUS, INC.

Dated ______________________            Signature_________________________
                                        Address  _________________________

                                                 __________________________


                              PARTIAL ASSIGNMENT

                FOR VALUE RECEIVED __________________________ hereby sells, assigns and transfers unto _______________________ the right to purchase _____________________ shares of the Common Stock of BERNARD CHAUS, INC. by the foregoing Warrant, and a proportionate part of said Warrant and the rights evidenced hereby, and does irrevocably constitute and appoint __________________________, attorney, to transfer that part of said Warrant on the books of BERNARD CHAUS, INC.

Dated___________________                Signature_________________________
                                        Address  _________________________
                                                 _________________________